Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)___
_______________________________________________________

U.S. BANK TRUST NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

41-1973763
(I.R.S. Employer Identification No.)

300 East Delaware Avenue, 8th Floor Wilmington, Delaware (Address of principal executive offices)	19809 (Zip Code)

Jean Clarke
U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Telephone (212) 361-6173
(Name, address and telephone number of agent for service)

ANADIGICS, INC
(Exact name of obligor as specified in its charter)

DELAWARE	22-2582106
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
141 Mt. Bethel Road Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

________________________________

SENIOR DEBT SECURITIES

Item 1.                   GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                   AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15             The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to securities outstanding under such Indentures.

Item 16.                  LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7.	A copy of the Report of Condition of the Trustee as of June 30, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 4th day of December, 2006.

U.S. BANK TRUST NATIONAL ASSOCIATION

By: /s/ Jean Clark
Name: Jean Clarke
Title: Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2006

($000’s)

6/30/2006
Assets
Cash and Due From Depository Institutions	$7,250,783
Securities	38,280,379
Federal Funds	3,206,234
Loans & Lease Financing Receivables	138,643,464
Fixed Assets	1,738,725
Intangible Assets	11,772,884
Other Assets	11,661,480
Total Assets	$212,553,949
Liabilities
Deposits	$135,429,440
Fed Funds	9,690,491
Treasury Demand Notes	0
Trading Liabilities	370,355
Other Borrowed Money	32,369,084
Acceptances	0
Subordinated Notes and Debentures	6,909,696
Other Liabilities	6,518,843
Total Liabilities	$191,287,909
Equity
Minority Interest in Subsidiaries	$1,033,230
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,410,170
Total Equity Capital	$21,265,640
Total Liabilities and Equity Capital	$212,553,549

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Jean Clarke
Name: Jean Clarke
Title: Assistant Vice President

Date: December 4, 2006